CASE NAME: Vanguard Airlines, Inc.			MONTHLY OPERATING REPORTS												FORM OPR-1A
CASE NUMBER: 02-50802-11-JWV			COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02											06/30/03	07/31/03	08/31/03	09/30/03	10/31/03	11/30/03
	(A)
CURRENT ASSETS
Cash	1,183,744											3,807,792	3,687,176	4,071,808	4,067,664	4,262,262	4,403,164
Accounts Receivable, Net (Sched. A)	7,281,816											5,457,099	5,459,397	5,146,670	5,150,217	5,135,167	5,118,700
Inventory, At Lower Of Cost Or Market	2,821,171											2,619,189	2,577,090	2,534,063	2,519,520	2,409,904	2,402,346
Prepaid Expenses	2,805,143											1,037,556	1,030,154	1,030,154	1,036,058	1,025,667	1,025,667
Collateral held by credit card processors	10,685,625											1,101,500	1,100,654	1,100,812	1,101,987	1,102,883	1,103,904

Total Current Assets	24,777,499											14,023,136	13,854,471	13,883,507	13,875,446	13,935,883	14,053,781

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001											12,203,727	11,839,232	11,733,433	11,633,921	7,164,769	7,141,963
Less Accumulated Depreciation	12,184,735											7,761,086	7,607,143	7,549,219	7,487,542	4,760,716	4,747,919

Net Property	7,620,266											4,442,641	4,232,089	4,184,214	4,146,379	2,404,053	2,394,044

OTHER ASSETS (Describe)	0
Deferred debt issuance costs - warrants	686,638											686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000											3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580											630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356											66,935	66,935	66,935	66,935	66,935	66,935
Total Other Assets	6,358,574											4,982,153	4,982,153	4,982,153	4,982,153	4,982,153	4,982,153

TOTAL ASSETS	38,756,339											23,447,930	23,068,713	23,049,874	23,003,978	21,322,089	21,429,978
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.
Date submitted_______ Signed_________Vivian C. Stewart, Controller Vivian C. Stewart, Controller

CASE NAME: Vanguard Airlines, Inc.			MONTHLY OPERATING REPORTS
CASE NUMBER: 02-50802-11-JWV			COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02											06/30/03	07/31/03	08/31/03	09/30/03	10/31/03	11/30/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)												1,023,318	899,492	857,796	881,552	659,749	758,705

Pre Petition Liabilities
Notes Payable - Secured	7,735,867											7,684,237	7,684,237	7,684,237	7,684,237	7,684,237	7,684,237
Priority Debt	23,194,906											13,839,176	13,835,476	13,833,931	13,833,931	13,833,931	13,833,931
Unsecured Debt	65,313,623											66,884,256	66,212,393	66,359,903	66,447,048	66,433,420	66,602,900
Other

Total Pre Petition Liabilities	96,244,396											88,407,670	87,732,106	87,878,071	87,965,216	87,951,588	88,121,068

Total Liabilities	96,244,396											89,430,988	88,631,598	88,735,867	88,846,768	88,611,337	88,879,773

STOCKHOLDERS' EQUITY
Preferred Stock	590											590	590	590	590	590	590
Common Stock	43,099											43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030											105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)											(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0											(8,495,001)	(8,074,828)	(8,197,936)	(8,354,733)	(9,801,191)	(9,961,738)

Total Stockholders' Equity	(57,488,057)											(65,983,058)	(65,562,885)	(65,685,993)	(65,842,790)	(67,289,248)	(67,449,795)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339											23,447,930	23,068,713	23,049,874	23,003,978	21,322,089	21,429,978

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

CASE NAME: Vanguard Airlines, Inc.															FORM OPR-2
CASE NUMBER: 02-50802-11-JWV		STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
											06/30/03	07/31/03	08/31/03	09/30/03	10/31/03	11/30/03	11/30/03

GROSS SALES (INCOME)											2,990	3,131	2,922	2,997	199,783	19,705	231,528

COST OF GOODS SOLD
Materials											0	0	0	0	0	0	0
Labor - Direct											0	0	0	0	0	0	0
Manufacturing Overhead											0	0	0	0	0	0	0

Total Cost of Goods Sold											0	0	0	0	0	0	0

GROSS PROFIT											2,990	3,131	2,922	2,997	199,783	19,705	231,528

OPERATING EXPENSES
Selling and Marketing											0	0	0	0	0	0	0
Executive & Mgmt. Salaries											23,361	22,391	21,000	17,818	20,826	20,812	126,209
Office & Other Salaries											2,824	0	0	0	0	0	2,824
Rent (B)											14,701	14,701	14,701	18,151	3,500	0	65,754
Chargeback Fees and Write-offs - Attachment 2											0	0	0	0	(500)	0	(500)
Other - Attachment 2											6,789	17,543	12,288	8,250	2,833	58,202	105,904

Total Operating Expenses											47,676	54,635	47,989	44,219	26,659	79,015	300,192

OTHER EXPENSES
Quarterly Fees											1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation											0	0	0	0	0	0	0
Loss on Disposition of Assets - Attachment 3											42,842	97,699	26,791	14,325	1,530,333	(13)	1,711,977
Gain on Debt Forgiveness - Attachment 4											0	(670,626)	0	0	0	0	(670,626)
Attorney's Fees											144,330	100,000	50,000	100,000	75,000	100,000	569,330
Other Professional Fees											0	0	0	0	13,000	0	13,000

Total Other Expenses											188,423	(471,676)	78,041	115,575	1,619,583	101,237	1,631,182

Total Expenses											236,099	(417,042)	126,030	159,794	1,646,241	180,252	1,931,374

NET INCOME (LOSS)											(233,109)	420,173	(123,108)	(156,797)	(1,446,458)	(160,546)	(1,699,846)

CASE NAME: Vanguard Airlines, Inc.		STATEMENT OF SOURCE AND USE OF CASH													FORM OPR-3
CASE NUMBER: 02-50802-11-JWV
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
											06/30/03	07/31/03	08/31/03	09/30/03	10/31/03	11/30/03	11/30/03
CASH DIFFERENCE
Current Ending Cash Balance											3,807,792	3,687,176	4,071,808	4,067,664	4,262,262	4,403,164	4,403,164
Less Ending Prior Month Balance											3,630,524	3,807,792	3,687,176	4,071,808	4,067,664	4,262,262	3,630,524

NET CASH INCREASE(DECREASE)											177,268	(120,616)	384,632	(4,144)	194,598	140,902	772,640

SOURCES OF CASH
Income (Loss) From Operations											(233,109)	420,173	(123,108)	(156,797)	(1,446,458)	(160,546)	(1,699,846)
Add: Non-cash items (Depr. & Amort.)											0	0	0	0	0	0	0

Cash Generated From Operations											(233,109)	420,173	(123,108)	(156,797)	(1,446,458)	(160,546)	(1,699,846)

Add: Decrease in Assets
Accounts Receivable											0	0	312,727	0	15,050	16,467	344,244
Inventory											16,726	42,099	43,027	14,543	109,616	7,558	233,569
Prepaid Expenses											37,469	7,402	0	0	10,391	0	55,262
Property, Plant & Equipment											111,734	210,552	47,875	37,835	1,742,326	10,009	2,160,331
Other Current Assets											60,326	846	0	0	0	0	61,172
Other Assets											0	0	0	0	0	0	0

Increase in Liabilities:
Post Petition Liabilities											146,211	0	0	23,756	0	98,956	268,923
Pre Petition Liabilities											41,928	0	145,965	87,145	0	169,480	444,518

TOTAL SOURCES OF CASH											181,285	681,072	426,486	6,482	430,925	141,924	1,868,173

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable											4,017	2,298	0	3,547	0	0	9,862
Inventory											0	0	0	0	0	0	0
Prepaid Expenses											0	0	0	5,904	0	0	5,904
Property, Plant & Equipment											0	0	0	0	0	0	0
Other Current Assets											0	0	158	1,175	896	1,021	3,250
Other Assets											0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities											0	123,826	41,696	0	221,803	0	387,325
Pre Petition Liabilities											0	675,564	0	0	13,628	0	689,192

TOTAL USE OF CASH											4,017	801,688	41,854	10,626	236,327	1,021	1,095,533

NET CASH INCREASE (DECREASE)											177,268	(120,616)	384,632	(4,144)	194,598	140,903	772,640

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%

Month:___06/30/03_____________	5,457,099	28,986	18,755	17,238	1,777	5,390,343
% of Total	100%	0.53%	0.34%	0.32%	0.03%	98.78%

Month:___07/31/03_____________	5,134,992	28,127	10,084	10,192	10,808	5,075,782
% of Total	100%	0.55%	0.20%	0.20%	0.21%	98.85%

Month:___08/31/03_____________	5,146,670	35,484	8,484	9,300	9,785	5,083,617
% of Total	100%	0.69%	0.16%	0.18%	0.19%	98.77%

Month:___09/30/03_____________	5,150,217	32,299	1,118	159	414	5,116,227
% of Total	100%	0.63%	0.02%	0.00%	0.01%	99.34%

Month:___10/31/03_____________	5,135,167	33,352	-	-	-	5,101,815
% of Total	100%	0.65%	0.00%	0.00%	0.00%	99.35%

Month:___11/30/03_____________	5,118,700	17,580	-	-	-	5,101,120
% of Total	100%	0.34%	0.00%	0.00%	0.00%	99.66%

CASE NAME: Vanguard Airlines, Inc.					SCHEDULE B
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	06/30/03	07/31/03	08/31/03	09/30/03	10/31/03	11/30/03

FIXED ASSETS - Net Book Values:
Rotables	2,533,129	2,498,182	2,453,760	2,420,414	2,404,053	2,394,044
Office Equipment	1,065,828	1,059,043	1,058,505	1,058,505	-	-
Aircraft Improvements	-	-	-	-	-	-
Ground Equipment	433,088	271,820	270,563	270,563	-	-
Tools and Calibrated Tools	257,497	250,182	248,926	244,437	-	-
Leasehold Improvments	-	-	-	-	-	-
Vehicles	30,486	30,486	30,486	30,486	-	-
Furniture and Fixtures	122,612	122,376	121,973	121,973	-	-
Other_________________

TOTAL FIXED ASSETS - Net Book Value	4,442,641	4,232,089	4,184,214	4,146,379	2,404,053	2,394,044

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	06/30/03	07/31/03	08/31/03	09/30/03	10/31/03	11/30/03

TRADE ACCOUNTS PAYABLE	299,167	299,167	299,167	299,167	302,167	302,167

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes	25,000	25,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE	25,000	25,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	203,878	172,378	220,985	228,235	226,378	223,985
Payroll	1,297	2,972	11,692	9,198	6,768	8,116
Accrued Attorney's Fees	493,476	399,476	300,452	319,452	99,436	199,436
Accrued Chargeback Processing Fees	500	500	500	500	0	0

TOTAL OTHER LIABILITIES	699,151	575,325	533,629	557,385	332,582	431,538

TOTAL POST PETITION DEBT	1,023,318	899,492	857,796	881,552	659,749	758,705

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV

Other Assets - Attachment 1
		7/31/2002	6/30/03	7/31/03	8/31/03	9/30/03	10/31/03	11/30/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	0.00	0.00	0.00	0.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00	0.00	0.00	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00	0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48	0.00	0.00	0.00	0.00	0.00	0.00

	Totals:	1,443,355.81	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

CASE NAME: Vanguard Airlines, Inc.						Attachment 2
CASE NUMBER: 02-50802-11-JWV

		Jun 03	Jul 03	Aug 03	Sep 03	Oct 03	Nov 03
Chargeback Fees and Write-offs
Processing fees for credit card chargebacks		$ -	$ -	$ -	$ -	$ -	$ -
Chargeback write-offs	(1)	-	-	-	-	(500)	-
		$ -	$ -	$ -	$ -	$ (500)	$ -

Other operating expenses

Costs for distribution of liquidating plan to creditors		$ -	$ -	$ -	$ -	$ -	$ 54,775
Moving expense		-	-	1,106	11,682	275	1,813
Other		634	438	2,055	1,098	1,317	1,024
Employee T&E		520	1,385	-	574	828	242
Phone/data lines		2,967	1,118	1,000	1,000	312	143
Insurance/General		-	(410)	5,166	-	-	105
Ad-hoc labor		475	1,675	1,075	100	100	100
Payroll taxes		1,995	1,298	359	-	-	-
ADP (payroll processing fees)		575	298	784	-	-	-
Copier/fax rentals		104	104	104	-	-	-
Freight		32	-	178	-	-	-
Sabre hosting fees	(2)	-	11,500	-	-	-	-
Prepetition adjustments		(514)	136	460	(6,204)	-	-

		$ 6,789	$ 17,543	$ 12,288	$ 8,250	$ 2,833	$ 58,202

(1)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2)

Administrative expense claim settlement with Sabre, approved in Order entered June 18, 2003, for $41,500. The settlement amount exceeded $30,000 of administrative expenses previously accrued for these Sabre charges.

CASE NAME: Vanguard Airlines, Inc.	CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV	CASE NUMBER: 02-50802-11-JWV						Attachment 3

		May 03	Jun 03	Jul 03	Aug 03	Sep 03	Oct 03		Nov 03

Loss on disposition of assets	Loss on disposition of assets
	Sales of assets
	Net cash proceeds	$ 30,815	$ 85,617	$ 152,599	$ 64,112	$ 38,053	$ 311,762	(1)	$ 17,580
	Debt forgiveness	-	-
	Payment to secured creditor	-	-	-	-	-	-		-
	Net proceeds	30,815	85,617	152,599	64,112	38,053	311,762		17,580
	Net book value	59,444	128,459	250,298	90,904	52,378	1,842,095		17,567
	(Gain)/Loss on sale	28,630	42,842	97,699	26,791	14,325	1,530,333		(13)

	Write-off unmarketable intangible assets	217,430	-	-	-	-	-		-

		$ 246,059	$ 42,842	$ 97,699	$ 26,791	$ 14,325	$ 1,530,333		$ (13)

	(1) October 2003 Net cash proceeds arose from:
	Starman Brothers Auction sale of remaining assets; excluding aircraft parts
	Ranger Air sale of spare aircraft parts						33,351
	Sales made directly by Vanguard						8,900
							$ 311,762

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV
Attachment 4

	Jun 03	Jul 03		Aug 03	Sep 03	Oct 03	Nov 03

(Gain)/Loss on Debt Forgiveness

Pre-petition debt	$ -	$ 730,626	(a)	$ -	$ -	$ -	$ -
Settlement amount	-	(60,000)		-	-	-	-

	$ -	$ 670,626		$ -	$ -	$ -	$ -

(a) US Airways filed an administrative expense claim for payment of liabilities Vanguard had recorded as prepetition. Pursuant to the settlement agreement approved by the Court on July 8, 2003, Vanguard paid US Airways $60,000 in full satisfaction of the claim.